UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

CSB Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2026 Proxy Statement & Notice of Annual Meeting

Meeting Date:	Wednesday, April 22, 2026
Meeting Time:	7:00 P.M. EDT
Meeting Location:	Carlisle Inn 4949 Walnut Street, Walnut Creek, OH 44687

91 North Clay Street Millersburg, Ohio 44654

March 16, 2026

Dear Fellow Shareholders:

The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of CSB Bancorp, Inc. (“CSB”) will be held on Wednesday, April 22, 2026, at 7:00 P.M. EDT at the Carlisle Inn, located at 4949 Walnut Street, Walnut Creek, Ohio 44687.

The Meeting is being conducted for the following purposes:

1.
To elect the following directors for terms of three years each:

Nominee	Term Will Expire In:
Robert K. Baker	2029
Vikki G. Briggs	2029
2.
To ratify the appointment of S.R. Snodgrass, P.C. as the independent registered public accounting firm for CSB for the fiscal year ending December 31, 2026;
3.
To transact any other business that may properly come before the Annual Meeting or any adjournments thereof.

At the conclusion of the Annual Meeting, we will review highlights from the past year, The Commercial and Savings Bank’s 147th year of existence doing business chartered by the State of Ohio. Several of the performance highlights and matters upon which we will report are outlined on page 3 of this proxy statement.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please vote your shares promptly by telephone or online, or by completing, executing, and returning the enclosed proxy card by mail in the envelope provided. To vote by phone or online, please refer to the instructions on the enclosed proxy card.

Thank you for your support of CSB.

Sincerely,

Robert K. Baker Chairman, Board of Directors	Eddie L. Steiner President & Chief Executive Officer

COMPANY OVERVIEW

This Company Overview provides general information about CSB Bancorp, Inc., referred to as “CSB”, “the Company”, “we”, “us”, and “our” in this proxy statement, and highlights certain information contained elsewhere in this proxy statement. As it is only a summary, please refer to the entire proxy statement and the 2025 Annual Report to Shareholders before you vote. This proxy statement and the proxy card were first mailed on March 18, 2026, to shareholders entitled to vote their shares at the 2026 Annual Meeting.

CSB conducts business primarily through its wholly owned subsidiary, The Commercial and Savings Bank of Millersburg, Ohio (the “Bank”). Our mission as an independent community bank is to provide high quality financial services through valued employees, thereby meeting the needs of customers and the diverse communities we serve, while generating profit and increasing value for our shareholders. The six core values by which we operate include Profit Responsibility; Customer Service; Valued Employees; Honesty and Integrity in all our dealings; Enjoyment of work, life, and each other; and Growth of the Company and each employee.

2025 KEY ACCOMPLISHMENTS

• Assets of $1.3 billion, new record • Deposits of $1.1 billion, new record • Net Loans of $817 million, new record	• Net Income of $13.4 million • Efficiency Ratio of 56% • Cash dividends to shareholders $4.3 million, new record

STATISTICS FOR THE SIX (6) DIRECTORS SERVING THE PAST FULL YEAR

CSB continues to make significant contributions in the communities we serve. Twenty-five of CSB’s officers serve on boards of area non-profit organizations, with nine currently serving as Chair/President, Treasurer, or Secretary of the board. Many CSB team members are involved in charitable events, local schools, and church volunteer leadership roles. Additionally, CSB donates significant dollars and in-kind contributions to various civic, educational, and not-for-profit initiatives and causes within our market area.

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING

DATE & TIME Wednesday, April 22, 2026 7:00 P.M. EDT	LOCATION Carlisle Inn 4949 Walnut Street Walnut Creek, Ohio 44687	RECORD DATE Record holders as of March 3, 2026 are entitled to notice of, and to vote at, the Annual Meeting

SUMMARY OF MATTERS TO BE VOTED UPON

The following table provides a summary of the items that will be voted upon by our shareholders at the Annual Meeting, along with the Board’s voting recommendations and required vote for approval. As it is only a summary, please refer to the entire proxy statement and the 2025 Annual Report to Shareholders before you vote.

Proposal No.	Description of Proposal	Required Vote for Approval	Board’s Recommendation
1	Election of Directors; For more information, see page 22.	The two directors receiving the most votes will be elected.	FOR
2	The ratification of S. R. Snodgrass, P.C., as our independent auditor for the 2026 fiscal year; For more information, see page 23.	Majority of shares properly cast on this matter.	FOR

Will transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

VOTING OF PROXY MATERIALS

Your vote is important! A majority of shares must be represented in order to hold the Annual Meeting.

You must vote by no later than 7:00 P.M. EDT on April 22, 2026, when voting electronically.

You may submit your proxy:

•
By telephone: Call the toll-free number indicated on the accompanying proxy card and following the instructions.
•
Online: Visit the website indicated on the accompanying proxy card and following the instructions.
•
Via Mail: Complete and return the accompanying proxy card in the enclosed postage-paid envelope. If you intend to submit your proxy by mail, your completed proxy card must be received prior to the annual meeting.

If your shares are held in street name by a broker, it is important that you instruct your broker on how to vote your shares. If you wish to personally vote your broker-held shares at the meeting, please obtain a legal proxy from the broker holder of record indicating that you are the beneficial owner of such shares.

You may vote, or revoke and/or change your vote, at any time and as many times as you wish prior to 7:00 P.M. EDT on April 22, 2026. If you vote more than once for any item, your most recent vote prior to 7:00 P.M. EDT on April 22, 2026, will be your vote of record prior to the Annual Meeting.

Voting in the above ways will not prevent you from attending or voting your shares at the Annual Meeting but will ensure that your shares are represented at the Annual Meeting. We encourage you to vote your proxy in advance of the Shareholder Meeting in order to ensure a quorum for the meeting. Voting online or by telephone reduces the Company's mailing and handling expenses.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 22, 2026

This proxy statement for the 2026 Annual Meeting of Shareholders and the 2025 Annual Report to Shareholders, which includes the Form 10-K for the year ended December 31, 2025, are both available at www.csb1.com.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

When And Where Will the Annual Meeting Be Held?

•
The Annual Meeting will be held on April 22, 2026, at Carlisle Inn, located at 4949 Walnut Street, Walnut Creek, Ohio at 7:00 P.M. EDT. To obtain directions to the Annual Meeting location, please contact Ms. Peggy L. Conn at 330.674.9015.

Why Did I Receive These Proxy Materials?

•
You have received these proxy materials because CSB’s Board of Directors (sometimes referred to as the “Board”) is soliciting a proxy to vote your shares at the Annual Meeting. This proxy statement contains information that CSB is required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and is intended to assist you in voting your shares.

Who May Vote at The Annual Meeting?

•
Only holders of common shares of record at the close of business on March 3, 2026, are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on March 3, 2026, there were 2,627,015 common shares, par value $6.25 per share, of the Company outstanding and entitled to vote.

What Is the Difference Between Holding Shares As A “Shareholder Of Record” And As A “Beneficial Owner?”

•
If your shares are registered directly in your name, you are considered the “shareholder of record” of those shares. CSB has sent these proxy materials directly to all “shareholders of record.” Alternatively, if your shares are held in an account at a brokerage firm, bank, broker-dealer, or other nominee, which is sometimes called “street name,” then you are the “beneficial owner” of those shares, and these proxy materials were forwarded to you by your nominee. The organization holding your shares is the shareholder of record for the purpose of voting the shares at the Annual Meeting. As the beneficial owner, you have the right to direct your nominee how to vote the common shares held in your account by following the voting instructions they provide to you. If you hold your common shares in street name, you may be eligible to vote your proxy electronically via the Internet or by telephone and may incur costs associated with electronic access or telephone usage.

How Will My Common Shares Be Voted?

•
Those common shares represented by a properly executed proxy received prior to the Annual Meeting and not subsequently revoked will be voted as you direct. If you submit a valid proxy prior to the Annual Meeting but do not complete the voting instructions on the proxy, to the extent permitted by applicable law, your proxy will vote your common shares as recommended by the Board of Directors, as follows:
o
“FOR” the election of each of the director nominees listed below under “PROPOSAL ONE – ELECTION OF DIRECTORS”; and
o
“FOR” the ratification of S.R. Snodgrass, P.C. (“Snodgrass”) as CSB’s independent registered public accounting firm for the fiscal year ending December 31, 2026, under “PROPOSAL TWO – RATIFICATION AND APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM”

Will Other Matters Be Decided At The Annual Meeting?

•
On the date that this proxy statement was printed, CSB did not know of any matters to be raised at the Annual Meeting other than those included in this proxy statement. If you submit a valid proxy and other matters are properly presented for consideration at the Annual Meeting, then the individuals appointed as proxies will have the discretion to vote on those matters for you.

Who Pays The Cost Of Proxy Solicitation?

•
The accompanying proxy is solicited by and on behalf of the Board of Directors of CSB, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by CSB. In addition to the use of the mail, proxies may be solicited in person, or by telephone, facsimile or electronic mail by directors, officers, and employees of CSB. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for forwarding solicitation material to the beneficial owners of common shares held of record by such persons, and CSB will reimburse them for reasonable out-of-pocket expenses they may incur to forward such items.

May I Revoke My Proxy?

•
Yes, proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by:
o
Executing and delivering a later dated proxy regarding the same common shares;
o
Giving notice in writing to Ms. Peggy L. Conn, Corporate Secretary, CSB Bancorp, Inc., 91 North Clay Street, Millersburg, Ohio 44654, which must be received prior to the Annual Meeting; or
o
Voting in person at the Annual Meeting.
•
If your shares are held in street name and you wish to revoke your proxy, you should follow the instructions provided to you by the record holder of your shares. If you wish to revoke your proxy in person at the Annual Meeting, you must bring a legal proxy from the shareholder of record indicating that you were the beneficial owner of the shares on March 3, 2026. Attending the Annual Meeting will not, by itself, revoke your proxy.

What Constitutes A Quorum?

•
Under CSB’s Code of Regulations (the “Regulations”), a quorum is required to be represented in person or by proxy at the Annual Meeting in order to conduct business. The Regulations provide that a quorum is a majority of the voting capital stock of CSB then outstanding and entitled to vote at the Annual Meeting. The common shares outstanding are the only shares of CSB’s capital stock entitled to vote at the Annual Meeting. Common shares may be present in person or represented by proxy at the Annual Meeting. As of March 3, 2026, there were 2,627,015 common shares outstanding and entitled to vote. Consequently, at least 1,313,508 common shares must be represented at the Annual Meeting in order to transact business.
•
Abstentions are counted as present for purposes of determining a quorum. Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, or other shareholder of record how to vote their shares using the voting instructions provided by it. If a street name holder does not provide timely instructions, the broker or other nominee may have the authority to vote on some proposals but not others. If the broker or other nominee does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, this results in a broker non-vote. Broker non-votes on a matter are counted as present to establish a quorum for the Annual Meeting but are not entitled to vote on that matter. Consequently, broker non-votes generally have no effect on the matter.

What Are The Voting Requirements To Elect The Directors And To Approve The Other Proposals In This Proxy Statement?

•
Each holder of common shares is entitled to one vote for each common share held on March 3, 2026. At this time, it is not known whether there will be cumulative voting for the election of directors at the Annual Meeting. The votes required to approve each of the proposals that are scheduled to be presented at the Annual Meeting are as follows:
•
Proposal One - Election of Directors

The two director nominees receiving the greatest number of votes will be elected. Broker non-votes and proxies marked “Withhold Authority” will not be counted toward the election of directors or toward the election of individual nominees and, thus, will have no effect other than that they will be counted for establishing a quorum.

Cumulative voting is not available for the other proposals referenced and described in this proxy statement. A shareholder wishing to exercise cumulative voting with respect to the election of directors must notify the President, a Vice President or the Secretary of CSB in writing before 7:00 P.M. EDT on April 21, 2026. If cumulative voting is requested and if an announcement of such request is made upon the convening of the Annual Meeting by the Chairman or the Secretary of the Annual Meeting on behalf of the shareholder requesting cumulative voting, you will have a number of votes equal to the number of directors to be elected, multiplied by the number of common shares you own, and will be entitled to distribute your votes among the candidates as you see fit. If any shareholder properly demands cumulative voting for the election of directors at the Annual Meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion to allocate votes among any or all of the nominees for director, unless authority to vote for any or all of the nominees is withheld.

•
Proposal Two — Ratification of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of CSB’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast on the matter at the Annual Meeting. This Proposal is considered to be a “routine” matter and, therefore, CSB does not expect any broker non-votes on Proposal Two. Abstentions will be counted as a vote cast and, thus, will have the same effect as a vote “AGAINST” Proposal Two.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of March 3, 2026, regarding beneficial ownership of the common shares by each director, each director nominee, each of the named executive officers of CSB appearing in the Summary Compensation Table, and all directors, and executive officers of the Company as a group. In addition, unless otherwise indicated, all persons named below can be reached at CSB Bancorp, Inc., 91 North Clay Street, Millersburg, Ohio 44654.

Number of Common Shares (1)
Name of Beneficial Owner	Sole Voting	Shared Voting	Total	Percent of Outstanding (2)
Robert K. Baker	23,343	20,633	43,976	1.7%
Vikki G. Briggs	14,186	1,209	15,395	*
Julian L. Coblentz	19,021	1,000	20,021	*
Cheryl M. Kirkbride	2,255	1,915	4,170	*
Stephen E. Schillig	642	-	642	*
Eddie L. Steiner	65,931	9,092	75,023	2.9%
Paula J. Meiler	34,617	-	34,617	1.3%
Brett A. Gallion	5,985	-	5,985	*
All current directors and executive officers (8 persons)	165,980	33,849	199,829	7.6%

* Indicates less than 1% beneficial ownership of the total of common shares outstanding as of March 3, 2026.

(1) The amounts shown represent the total outstanding common shares beneficially owned by the individuals as of March 3, 2026. Unless otherwise indicated, each individual has sole voting and investment power with respect to the common shares indicated.

(2) None of the shares reported are pledged as security. For all directors and executive officers, the percentage of common shares owned is based upon 2,627,015 common shares issued and outstanding on March 3, 2026.

NOMINEES FOR ELECTION OF DIRECTORS

Term Expiring 2029

Robert K. Baker Age 71

Mr. Baker has served as a director of CSB and the Bank since 2001, is Chairman of the Board, Chairman of the Nominating Committee, and a member of the Audit and Compensation Committees. The Company has designated Mr. Baker as an “audit committee financial expert.” Mr. Baker also chairs the Executive/Loan Committee of the Bank. Mr. Baker served as Chairman of the Board of CSB from 2003 through April 2007 and since 2016. Mr. Baker is currently retired after serving 40 plus years as Assistant Secretary/Treasurer of Bakerwell Inc., Baker Boys Inc. and associated companies with Bakerwell. Mr. Baker continues his co-ownership of the Bakerwell companies that are engaged in the oil and gas development, production, and service industry. Mr. Baker currently serves as President of the Holmes County Airport Authority and as a director of the following boards: Consumers Gas Cooperative and The Foundation for Hospital Art. Mr. Baker has previously served the community as a member of the local school board, as a director of the Pomerene Hospital Foundation, and as Treasurer/director of the Historic Downtown Millersburg Association. Mr. Baker obtained a Bachelor of Arts degree in Business Administration from The Ohio State University and maintains an inactive certified public accounting license in Ohio. Mr. Baker’s education and experience in the field of accounting and business ownership experiences in the north central Ohio business market, his leadership and governance experience in the region, as well as his experience as a director of CSB, allow him to provide continued financial and bank specific expertise to the Board of Directors, and accordingly the Board of Directors has nominated him for reelection.

Vikki G. Briggs Age 54

Ms. Briggs has served as a director of CSB and the Bank since 2018. She serves on CSB’s Nominating and Compensation Committees, is Chair of the Bank’s Trust Committee and a member of the Executive/Loan and Asset Liability Committees. Ms. Briggs was a consultant to The College of Wooster in the area of community engagement through December 2023. Previously, Ms. Briggs served as the Associate Director of Community Engagement/and Program Director of the Applied Methods and Research Experience (“AMRE”) at the College of Wooster, with responsibility for community relations of the AMRE program and directing a student consulting program focused on local and regional businesses. Ms. Briggs was also previously associated with Sun Life Financial at its headquarters located in Wellesley Hills, Massachusetts, and its Cleveland, Ohio, office over a sixteen-year period with increasing responsibilities. Ms. Briggs earned a Bachelor of Science in Civil Engineering degree from Tufts University in Medford, Massachusetts. Ms. Briggs currently serves on the following boards: Great Decisions of Wayne County, Western Reserve Land Conservancy-Moreland Hills, and Main Street Wooster. Ms. Briggs has previously sat on the boards of Wayne Center for the Arts and the Montessori School of Wooster. Ms. Briggs’s education, community involvement, and marketing expertise allow her to provide continued business expertise to the Board of Directors, and accordingly the Board of Directors has nominated her for election.

DIRECTORS CONTINUING IN OFFICE

Term Expiring in 2027

Julian L. Coblentz Age 47

Mr. Coblentz has served as a director of CSB and the Bank since 2015 and is Chair of the Compensation Committee and a member of the Executive/Loan Committee. He also serves as Chair of the Bank’s ALCO and member of the Trust Committee. Mr. Coblentz has worked for Coblentz Distributing, Inc. dba Walnut Creek Foods since 2002, where he serves as President and Chief Executive Officer with his appointment to that role in January 2023. Prior to that appointment, Mr. Coblentz held the title Chief Operating Officer and Vice President of Distribution and Business Development supporting long-term planning and business strategy, people development, and operational refinements throughout the organization. Mr. Coblentz is a co-owner/Manager of Mudd Valley Foods LLC and owner/President of Ten Talents. From 2000 to 2002, Mr. Coblentz maintained his Series 7 and Series 63 Securities Licenses while working as a financial advisor in the trust and brokerage department at the Bank. Mr. Coblentz is a lifelong resident of Holmes County. Mr. Coblentz holds a B.A. from Malone College (now University) with a major in Commercial Music Technology and a minor in Business Administration as well as a Lean Six Sigma Black Belt from Kent State University. Mr. Coblentz is a current board member of the Holmes County Education and Community Foundation. Mr. Coblentz’s education, experience in the banking industry, leadership experience in private business, and his knowledge of local business enable him to provide continued expertise to the Board of Directors.

Eddie L. Steiner Age 70

Mr. Steiner has served as a director of CSB and the Bank since 2001. He is a member of the Bank’s Executive/Loan, Asset Liability, and Trust Committees. Mr. Steiner has been President and Chief Executive Officer of CSB since 2006, Chairman of the Bank’s board of directors since 2006, and Chief Executive Officer of the Bank since December 2011. Mr. Steiner is a director, member of the Investment Committee and chair of the Audit Committee of the WRG Mutual Insurance Holding Company, fka Western Reserve Group, a property and casualty mutual insurance company located in Wooster, Ohio. Mr. Steiner serves on the Wayne Economic Development Council Board of Directors Executive Committee as Treasurer, and the Heartland Education Community, Inc. Board of Trustees. Mr. Steiner served as a Class A director of the Federal Reserve Bank of Cleveland from January 2019 through December 2024 and chair of the Audit Review Committee from January 2021 through December 2024. Mr. Steiner is a member of the Bankers Electronic Crimes Task Force, convened by the Conference of State Bank Supervisors. He served as a director of the Ohio Bankers League from December 2018 to December 2022. Mr. Steiner served on the Banking Commission for the State of Ohio from May 2013 through December 2018. Mr. Steiner also previously served as a member of the Community Depository Institutions Advisory Council for the Board of Governors of the Federal Reserve System, in Washington, D.C. and as a member of the Community Depository Institutions Advisory Council for the Federal Reserve Bank of Cleveland, including three years as chair of that council. Mr. Steiner is a licensed certified public accountant in Ohio and a graduate of the ABA Stonier Graduate School of Banking. Mr. Steiner’s education and experience in the banking and financial services industries, as well as his business leadership experience and skills, enable him to provide continued business and leadership insight to the Board of Directors.

DIRECTORS CONTINUING IN OFFICE

Term Expiring in 2028

Cheryl M. Kirkbride Age 56

Ms. Kirkbride has served as a director of CSB and the Bank since 2018. She chairs CSB’s Audit Committee and serves as a committee member on the Bank’s Asset Liability, Nominating, and Executive Loan Committees. Ms. Kirkbride is an of counsel attorney at the Kropf Wagner Law Firm, LLP, in Orrville, Ohio where she has worked since 1992. She also serves the City of Orrville as its Law Director and has served in this capacity since 2012. Ms. Kirkbride and her husband own The Inn at Walnut Creek in Walnut Creek, Ohio. She currently serves on the Boards of The Orrville Area Boys and Girls Club (past president), Wayne County Community Foundation as Disbursement Committee chair, and Wayne Holmes Estate Planning Council. Ms. Kirkbride previously served on the Board of Trustees for the Wayne County Volunteer Guardianship Association, serving as its President for 12 years, the Orrville Public Library and the Orrville Area Development Foundation. Ms. Kirkbride obtained a B.A. in English from John Carroll University, a secondary English education teaching certificate from the College of Wooster and graduated Magna cum laude from the University of Akron School of Law. Ms. Kirkbride’s experience as an attorney, business activities, and knowledge of the business community enables her to provide continued legal and business insight to the Board of Directors.

Stephen E. Schillig Age 68

Mr. Schillig has served as a director of CSB and the Bank since his appointment on January 10, 2024. He serves on CSB's Audit Committee and the Bank's Executive Loan and Asset Liability Committees (ALCO). Beginning April 2024, Mr. Schillig provides services as a Strategic Growth Consultant through the Ohio Small Business Development Center at Youngstown State University. Mr. Schillig served as the Director of the Ohio Small Business Development Center (“SBDC”) at Kent State University at the Tuscarawas campus in New Philadelphia, OH from May 2008 until he retired in January 2024. During his 15 years at the SBDC, Mr. Schillig was actively involved in grant and budget management, community relations, fundraising, and small business counseling. Prior to his role at SBDC, he dedicated 25 years to the banking and finance industry, specializing in commercial lending, credit administration, and risk management. Mr. Schillig has been active in the Stark and Tuscarawas communities, previously serving as an Advisory Board Member of the Minority Business Assistance Center (2021-2024), and a board member of the Stark County Minority Business Association (2021-2024), and the Business Factory, Inc. (2008 -2024). He also has prior board service with the Stark Development Board Finance Corporation (2013-2022) and the Tuscarawas County Chamber of Commerce (2008-2022). Mr. Schillig obtained his B.A. in Business Administration from the University of Akron and his MBA from Ashland University. He received his Certified Business Advisor (CBA) designation in 2010 from the College of Business Administration’s Graduate Program at the University of Toledo. Mr. Schillig’s prior lending experience, business activities, and marketplace knowledge of the business community enables him to provide business and leadership insight to the Board of Directors.

MEMBERSHIP AND MEETINGS OF THE BOARD AND ITS COMMITTEES

In 2025, each director attended more than 75% of the total number of meetings of the Board and the committees on which they served. All directors attended the 2025 annual shareholders meeting. Current committee membership for both CSB and the Bank, and the number of meetings of the full Board and each committee in 2025, are shown in the table below.

Name	CSB Bancorp, Inc. Board	Nominating	Compensation	Audit	Bank Board	Bank Executive/Loan
Mr. Baker	Chair	Chair	Member	Member	Member	Chair
Ms. Briggs	Member	Member	Member		Member	Member
Mr. Coblentz	Member		Chair		Member	Member
Mr. Schillig	Member			Member	Member	Member
Mr. Steiner	Member				Chair	Member
Ms. Kirkbride	Member	Member		Chair	Member	Member
Number of 2025 meetings	13	2	2	6	13	22

The Board of Directors has affirmatively determined that each of the following directors are “independent directors” under the rules of The NASDAQ Stock Market LLC (the “NASDAQ”): Mr. Baker, Ms. Briggs, Mr. Coblentz, Ms. Kirkbride, and Mr. Schillig.

Board Leadership Structure and Role in Risk Oversight

Robert K. Baker is the Chairman of the Board of Directors of CSB. Mr. Baker chairs the meetings of the Board of directors and the annual meeting of shareholders. In his role, he has the authority to call meetings of the outside directors and lead executive sessions of the outside directors. Eddie L. Steiner is Chief Executive Officer and President of the Company and Chairman of the Board and Chief Executive Officer of the Bank. The Board of Directors believes Mr. Steiner’s role is to identify CSB’s strategic priorities, lead Board discussions on the execution of Company strategy, and ensure timely, accurate and comprehensive Management reports. The Board of Directors believes that it is beneficial to have an independent Chairman with the sole job of leading the Board, while allowing the President/CEO to focus his efforts on the daily management of the Company. The separation of the Chief Executive Officer and the Company’s Board chair position within its leadership structure appropriately balances the promotion of CSB’s strategic development with the Board’s management oversight function. The Board of Directors also believes its leadership structure has created an environment of open and efficient communication between the Board and management, enabling the Board to maintain an active and informed role in governance of risk management by being able to monitor and provide direction on those matters that may present significant risks to CSB.

Although CSB does not have a formal hedging policy, its Code of Ethics prohibits any director, officer, or employee from maintaining securities in a margin account. Further, all directors, named executive officers, and senior officers are required annually to report to the Board any credit secured by CSB stock, and there was none reported as of December 31, 2025.The Board of Directors’ role in CSB’s risk management process includes reviewing regular reports from senior management on areas of material risk to the Company, including operational, I.T. and cybersecurity, financial, legal, regulatory, and strategic risks. The Board of Directors reviews these reports to enable it to understand and assess CSB’s risk environment, risk management and risk mitigation strategies. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of both management and the Board also have responsibility for risk management. The Audit Committee assists the Board of Directors in its oversight of CSB’s accounting and financial reporting processes. The Compensation Committee oversees the management of risks relating to executive and non-executive compensation plans and arrangements. The Nominating Committee serves in a Board governance role and annually reviews the composition of the Board and its committees, the performance of the Board’s committees, and directors with expiring terms. Additionally, the Nominating Committee determines desired and requisite skills and attributes to be represented among directors and authorizes, oversees, and conducts any searches for prospective Board members. While each committee oversees certain risks and the management of such risks, the entire Board of Directors is regularly informed of such risks through committee reports and discussion in Board meetings and executive sessions of the Board.

Executive Sessions

The non-employee directors of the Board meet periodically in executive session to discuss issues related to management, personnel and any other matters deemed appropriate by the non-employee directors. During 2025, the non-employee directors met five times in executive session.

Directors’ Compensation

Each director of CSB also serves as a director of the Bank. Outside directors of the Bank are compensated for Board and committee meetings. Directors receive no compensation from CSB. Directors who are employees receive no additional compensation for serving on the Board or its committees. From 2022-2025, the Bank provides non-employee directors with the following cash compensation:

•
A cash retainer of $18,000 per year
•
A cash payment of $750 for each Board and committee meeting attended
•
Audit Committee Chairman receives $1,000 per quarter and the Chairman of the Board receives $3,000 per quarter
•
Reimbursement for customary and usual travel expenses (outside of Board and committee meeting attendance).

Effective January 1, 2026, the non-employee cash retainer became $22,000, Board and committee meeting attendance fee became $850, and the Audit Chairman and Board Chairman receive an additional $1,250 and $3,500 per quarter, respectively.

The following table sets forth compensation information for each of the non-employee directors of CSB and the Bank during the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Mr. Baker	$62,250	$ -	$62,250
Ms. Briggs	55,500	-	55,500
Mr. Coblentz	53,250	-	53,250
Ms. Kirkbride	58,000	-	58,000
Mr. Schillig	52,500	-	52,717

Committees of the Board of Directors

The Board has three standing subcommittees, the Audit Committee, Nominating Committee, and the Compensation Committee. Each committee has a charter with designated responsibilities and each committee functions as described in further detail below.

The Board meets as needed to attend to any business necessitating action between regularly scheduled meetings. Accordingly, the Board has not designated any committee to act on its behalf between regularly scheduled meetings.

In addition to the Board’s three standing committees, the Bank has an Executive/Loan Committee, Asset Liability Committee or (“ALCO”), and Trust Committee comprised solely of directors of the Company Board. The committees’ duties and activities are further described below.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee the accounting and financial reporting processes of CSB. All members of the Audit Committee are independent directors, as defined by the NASDAQ listing requirements. Among other things, the Audit Committee is responsible for the engagement of independent auditors, reviewing with the independent auditors the plans and results of the audit, and reviewing the adequacy of internal accounting controls. The Board of Directors has determined that Mr. Baker meets the requirements of an “audit committee financial expert” as defined by the SEC. Mr. Baker acquired these attributes through education, his experience as a certified public accountant, and as a Controller within private industry. The Audit Committee operates under a written charter, which is reviewed annually by the Committee and the Board and is available on the Company’s website at www.csb1.com, under the Investors/Governance/Governance Documents tab.

Nominating Committee

The Nominating Committee recommends to the Board the nominees for election as directors. The Nominating Committee will consider candidates for nomination as a director who are recommended by shareholders, directors, and other sources. Under the terms of the Nominating Committee’s charter, the Nominating Committee is responsible for ensuring that the Board and its committees are appropriately constituted in order that the Board may effectively meet its fiduciary and other obligations to the shareholders and to the Company. The Nominating Committee develops and recommends to the Board the Corporate Governance guidelines. The Committee is responsible for the selection of individuals for nomination to the Board of Directors and considering incumbent directors for nomination and re-election.

In considering and evaluating potential candidates for positions on the CSB Board of Directors, and consistent with its charter, the Nominating Committee considers, among other things: (i) the potential candidates’ knowledge of the communities in which CSB and the Bank operate; (ii) their experience and any special business, financial, or other expertise; (iii) their reputation for honesty and integrity; and (iv) their ability to provide independent and objective oversight and supervision for matters which may impact CSB and the Bank. The Nominating Committee also considers applicable requirements of CSB’s Regulations and requirements of applicable law and regulations with respect to evaluating potential candidates, as well as other matters which the Nominating Committee deems appropriate in light of the specific circumstances and the potential candidate. To that end, the Nominating Committee may conduct its own analysis and seek information from a variety of outside sources to ascertain if a potential candidate meets the referenced criteria.

The Nominating Committee uses the same standards and criteria in considering and evaluating potential candidates for positions on the Board of Directors recommended by shareholders, when appropriate. While CSB values diversity of viewpoints, background, experience, and skills in nominees for directors, the Nominating Committee currently does not have a diversity statement within its charter. Each of the members of the Nominating Committee are “independent,” as defined by the NASDAQ listing requirements. The Nominating Committee’s charter is reviewed annually by the Committee and the Board of Directors and is available on the Company’s website at www.csb1.com, under the Investors/Governance/Governance Documents tab.

Compensation Committee

The Compensation Committee is responsible for administering the Company’s compensation philosophy for appropriate levels of compensation and benefits for directors, officers, and employees of CSB. All members of the Compensation Committee are considered “independent” for purposes of the NASDAQ listing requirements. The Compensation Committee operates under a written charter, which is reviewed annually by the Committee and the Board of Directors and is available on the Company’s website at www.csb1.com, under the Investors/ Governance/Governance Documents tab.

Pursuant to the terms of its charter, the Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to its chairperson or a subcommittee of at least two members of the Compensation Committee except such powers and authorities required by law or regulation to be exercised by the whole Committee. The Compensation Committee may invite such members of management to its meetings as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions. Pursuant to its charter, the Compensation Committee has the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval from the Board or management. Executive sessions, excluding the chief executive officer, are held with his annual performance and compensation review to ensure open dialogue and discussion.

Additional discussion of the Compensation Committee’s role is set forth in the Discussion of Executive Compensation Programs section of this proxy statement beginning on page 15.

Bank Executive/Loan Committee

The Bank Board’s Executive/Loan Committee meets throughout the year to monitor the Bank’s lending activities and help ensure that such activities are conducted consistently with the Bank’s credit policy. As credit risk represents a major risk component within the Bank, the Executive/Loan Committee oversees management’s implementation and enforcement of the Bank’s credit risk management framework.

Additional Committees of the Bank Board

During 2025, the additional committees of the Bank Board included ALCO, responsible for monitoring balance sheet structures, liquidity, and performance, and Trust Committee, responsible for monitoring the Bank’s wealth management function. Director Coblentz served as Chair of ALCO and Director Briggs served as Chair of the Trust Committee.

SHAREHOLDER RECOMMENDATIONS

The Nominating Committee of the Board of Directors will consider recommendations for nominations to serve as a director received from shareholders in accordance with CSB’s Regulations. Shareholder recommendations for nomination should be submitted in writing to Ms. Peggy L. Conn, Secretary, CSB Bancorp, Inc., 91 North Clay Street, Millersburg, Ohio 44654. Pursuant to Article III, Section 3 of CSB’s Regulations, shareholder recommendations must include such shareholder’s intent to solicit proxies for its director nominee(s) in compliance with Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). CSB may also require any nominee to furnish additional information regarding the eligibility and qualifications of the recommended candidate.

EXECUTIVE OFFICERS

The following are the executive officers of CSB, other than Mr. Steiner, all of whom are employed full-time in service to the Company or the Bank. Each executive is appointed annually by, and serves at the pleasure of, the Board of Directors of CSB. This table lists each executive officer’s age as of March 3, 2026.

Name	Age	Positions Held with CSB and the Bank
Paula J. Meiler	71	Senior Vice President and Chief Financial Officer of CSB since 2004; Senior Vice President and Chief Financial Officer of the Bank since 2004.
Brett A. Gallion	38

Executive Vice President of CSB since April 2021; Senior Vice President of CSB since May 2020; President of the Bank since August 2023; Executive Vice President and Chief Operations Officer (“COO”) and Chief Information Officer (“CIO”) of the Bank since November 2020; Senior Vice President/COO/CIO of the Bank since October 2018; joined the Bank in 2004.

DISCUSSION OF EXECUTIVE COMPENSATION PROGRAMS

The following discussion provides information regarding the compensation programs for CSB’s named executive officers, including: (i) the overall objectives of the Company’s compensation programs; (ii) the material elements and factors of CSB’s compensation programs; and (iii) a discussion of the Compensation Committee’s determinations during 2025 regarding such individuals. For 2025, CSB’s named executive officers were Eddie L. Steiner, Paula J. Meiler, and Brett A. Gallion.

The specific amounts paid or payable to the named executive officers are disclosed in the tables and narrative beginning on page 20 of this proxy statement. The following discussion cross-references those specific tabular and narrative disclosures where appropriate.

Compensation Philosophy and Objectives

The Compensation Committee believes it is necessary to establish compensation programs and related opportunities that are attractive, motivating, and rewarding to high quality executives, managers, and staff in order to manage and grow a well-run financial services organization. These programs and opportunities must be balanced with their cost to CSB and its shareholders. In order to arrive at the appropriate balance, CSB has established the following compensation philosophy and guidelines for its overall compensation program:

1.
To attract and retain highly qualified management, CSB strives to provide target base salaries close to the median of the market rate paid for comparable positions by similarly sized bank holding companies.
2.
Where practical, CSB establishes performance-based compensation focused on individual results, team results, and contributions to CSB’s overall performance.

Compensation Committee Decision-Making Process

The Compensation Committee oversees the compensation of CSB’s named executive officers and establishes the Company’s overall compensation philosophy and objectives. In addition, the Compensation Committee evaluates and assesses the design of CSB’s compensation and benefit programs and monitors external market pay levels and practices to determine appropriate compensation adjustments and future compensation decisions. The Compensation Committee also reviews and approves incentive award opportunities, actual bonus payments, award grants, and performance evaluations. Neither the Committee nor CSB has adopted a policy or practice regarding the timing of option grants because the Committee has not used this form of equity compensation in 18 years, determining instead to use cash bonuses to incentivize its executives. The Committee recommends to the Board of Directors approval and implementation of material changes to CSB’s compensation programs. The Compensation Committee assesses such compensation programs within the context of applicable regulatory guidance, with the goal of establishing appropriate incentives to attract and retain talented executives and align their interests with established current and long-term objectives of CSB without incenting undue risk.

Outside Executive Compensation Consultants

Neither the Compensation Committee nor management engaged an outside executive compensation consultant in 2025.

Peer Group Evaluation

Total compensation for the named executive officers is comprised of base salaries, annual cash incentive awards, retirement plan contributions, severance protection, long-term equity awards and other benefits and perquisites. To determine compensation levels for the named executive officers, as well as other officers, the Compensation Committee reviews compensation survey data from independent sources to ensure the total compensation program is competitive. Specifically, during 2025, with the participation of CSB’s management, including the Company’s Chief Executive Officer, the Compensation Committee evaluated its pay practices for both directors and the named executive officers including but not limited to comparison within the following similarly situated financial institution peer group:

INSTITUTION	LOCATION
LCNB Corporation	Lebanon, Ohio
Middlefield Banc Corp.	Middlefield, Ohio
SB Financial Group	Defiance, Ohio
Ohio Valley Bancorp	Gallipolis, Ohio
Consumers Bancorp Inc.	Minerva, Ohio
United Bancorp, Inc.	Martins Ferry, Ohio

At the end of 2025, each of the financial services institutions listed above were publicly traded institutions ranging in size from approximately $857 million in assets to $2.2 billion in assets, having core ROAA of 0.82% to 1.08%, having core ROAE of 8.76% to 12.30%, and located and doing business primarily in Ohio.

2025 Named Executive Officer Compensation

Base Salary

The base salary program pays for the qualifications, experience, and marketability of the position consistent with market practices. A pay range for each position is established around the median of the market rate paid for comparable positions by similarly sized financial institutions. Individual pay within the range is determined by executive performance, job proficiency, and contributions over a period of years. For 2025, the base salary levels for all CSB named executive officers were below the median of base salaries of peers in other similar-sized financial organizations.

Pay adjustments are tied directly to CSB’s performance appraisal process, which evaluates the employee on a series of performance criteria. This process is used for all CSB employees, including the named executive officers. Pay adjustments are typically made annually. In addition to these performance-based base pay adjustments, it is periodically necessary to make additional market adjustments in those instances where market base salary levels move faster than anticipated or where additional duties and responsibilities are added to the job.

Each outside director annually completes a survey of the Chief Executive Officer’s performance and objectives for the coming year. The Compensation Committee reviews all director submissions and the Chairman of the Compensation Committee or CSB’s Board Chairman, or both in concert, then conduct a performance review meeting annually with the Chief Executive Officer. The Chief Executive Officer follows a similar process in annually reviewing the performance of and establishing coming year objectives for each of the Chief Executive Officer’s direct reports.

The amount of a named executive officer’s base salary is the reference point for much of the other compensation. For example, the relative range of potential annual incentive awards for executives is fairly proportionate to the named executive officers’ respective base salaries. In addition, base salary is one component of the contribution formula under CSB’s 401(k) and profit-sharing plan and the key component in the Company’s severance and change in control agreement.

Annual Incentive

The purpose of the annual incentive program is to focus executives on achieving and possibly exceeding CSB’s annual performance objectives consistent with safe and sound operations of the Company and the Bank. In 2025, the performance expectations were established around the attainment of specific performance ratios, performance to current year financial plan, and satisfactory compliance with regulatory and audit reviews as well as consideration of the potential impact of executives’ actions on safe and sound operations and appropriate risk management controls.

Each component of the annual incentive program has a separate measurement. Annual incentive opportunities are paid in cash after the attainment of objectives is determined by the Compensation Committee. The Compensation Committee retains flexibility to make discretionary adjustments up or down to the incentive payout based on performance that may be subjective. This discretion is not used to change the targets under the program.

The target annual incentive opportunity during 2025 was 30% of actual base salary for each named executive officer. CSB’s budgeted net income was $14.8 million, budgeted return on average assets (ROAA) was 1.22%, budgeted return on average equity (ROAE) was 12.27%, and the budgeted efficiency ratio was less than 58.55%. The Company’s actual results were as follows: net income $13.4 million, ROAA 1.08%, ROAE 10.94% and efficiency ratio 55.72%. The above actual results ranged from 89%-105% of plan at CSB.

Retirement and Other Post-Employment Benefits

CSB maintains The Commercial & Savings Bank 401(k) Retirement Plan, (the “401(k) Plan”), a qualified 401(k) and a profit-sharing plan. The 401(k) Plan provides a 100% company match of participant contributions up to a maximum of 4% of each participant’s annual qualified compensation. There is also a discretionary profit-sharing contribution, and the amount may vary directly with CSB profits. The profit-sharing contribution is targeted at 3% and applies equally to the qualifying compensation of all employees. For 2025, 3.00% was approved for the discretionary profit-sharing contribution payment, which will be made in the first quarter of 2026. The 401(k) Plan provides investment alternatives in CSB stock and the following categories of mutual funds: large, small, and mid-cap, indexed, growth, target date, bond, and money market funds.

CSB maintains The Commercial & Savings Bank Deferred Compensation Plan (the “DCP Plan”), a nonqualified deferred compensation plan. A participant may elect to defer up to 75% of his or her base compensation. The deferral becomes a general liability of the Bank, with the Bank crediting the five-year U.S. Treasury rate quarterly.

Other Benefits and Perquisites

All CSB employees, including the named executive officers, can participate in a comprehensive benefits program, which includes health and welfare, disability, and vacation benefits not required to be reported in the following tables. Additionally, certain consumer and mortgage loans granted by the Bank to directors, officers and all employees receive a 1% reduction to the standard loan interest rate during the period of service to CSB or the Bank.

Employment Contracts and Other Arrangements

An employment agreement dated August 9, 2004, was entered into with Paula J. Meiler providing, among other things, for employment of Ms. Meiler as Senior Vice President and Chief Financial Officer of CSB and the Bank. The agreement was for a two-year term with annual renewals commencing at the second anniversary and provides compensation to Ms. Meiler consisting of an annual base salary of $100,000, a bonus to be paid at the discretion of the Board of Directors, vacation, benefits, and certain stock options. The agreement was amended on August 9, 2007, to provide that the agreement be for a two-year term, with annual renewals commencing August 9, 2008. In the event that Ms. Meiler’s employment is terminated without “cause” (as defined in the agreement), the agreement entitles her to a severance payment equal to the unpaid amount otherwise due under the agreement plus six months of the base salary in effect on the date of termination and limited continued benefits for a six-month period. The agreement also contains a “non-compete” provision, prohibiting Ms. Meiler from competing under terms defined by the agreement for a period of one year following the date of termination of the agreement, as well as a “change in control” provision, which provides Ms. Meiler with certain benefits, including continuation of compensation, stock options, and certain health benefits for stated periods following a “change in control” as defined therein and termination of employment within a 90-day period before or after such “change in control.” Such “change in control” benefits are subject to being reduced so that no “excess parachute payment” (as defined in Section 280G (b)(1) of the Internal Revenue Code of 1986, as amended) is received by Ms. Meiler.

Potential Payments upon Termination or Change in Control

The following sets forth the benefits that could be paid to Ms. Meiler upon various termination events, which would only be known at the time that the benefits become payable.

If Ms. Meiler’s employment had been terminated following a “change in control” as of December 31, 2025, Ms. Meiler would have been entitled to a cash severance of $432,600 (2x base salary) and medical benefits of $5,920 (1 year). If Ms. Meiler’s employment had been terminated “without cause” as of December 31, 2025, Ms. Meiler would have been entitled to a cash severance of $456,370 (base salary unpaid under the agreement plus 6 months) and medical benefits of $2,960 (6 months).

Ms. Meiler’s employment agreement does not provide for any additional payments or benefits for death, disability, voluntary termination of employment by the executive or involuntary termination by the Company for cause. Under those scenarios, Ms. Meiler is only entitled to her accrued and unpaid obligations, such as salary and unused vacation.

CEO Pay Ratio

Our CEO to median employee pay ratio is calculated by examining the 2025 total compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2025, the last day of our payroll year. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates regarding total compensation, and we did not annualize the compensation for any employees that were not employed by us for all of 2025.

After identifying the median employee based on total compensation, we calculated annual total compensation for such employee using cash compensation reported on the employee’s W-2 for 2025, 401(k) profit sharing, the 401(k) match, and group term life insurance.

The annual total compensation for fiscal year 2025 for our CEO was $416,546, and for our median employee it was $52,305, The resulting ratio of our CEO’s pay to the pay of our median employee for 2025 is 7.96 to 1.

Oversight and Risk Management of Compensation Programs

The Compensation Committee oversees the implementation and enforcement of the policies, procedures and practices related to the various compensation programs as part of its duties. The Compensation Committee monitors the compensation policies to ensure that the compensation packages offered to its employees and executive officers do not present such individuals with the incentive to engage in excessive or inappropriate risk-taking activities.

The Compensation Committee believes that the current compensation structure for employees and executive officers does not encourage unnecessary or excessive risk taking to the extent that it would be reasonably likely to lead to a material adverse effect. The Compensation Committee believes the current compensation program appropriately balances risk and the desire to focus on the short-term and the long-term goals of CSB and does not encourage unnecessary or excessive risk taking.

THE COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Executive Compensation Programs with CSB’s management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Discussion of Executive Compensation Programs be included in CSB’s proxy statement and Annual Report on Form 10-K for the year ended December 31, 2025.

The Compensation Committee:

Julian L. Coblentz, Chair

Robert K. Baker

Vikki G. Briggs

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides certain summary information concerning the compensation paid or accrued by CSB and its subsidiaries to or on behalf of its named executive officers. The table shows the compensation attributable to CSB’s named executive officers during 2025 and 2024.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	All Other Compensation	Total
Eddie L. Steiner, President and CEO of CSB and Chairman of the Bank	2025	$342,692	$100,000	$24,830(1)	$467,522
	2024	330,000	47,500	21,788	399.278
Paula J. Meiler, Senior VP and CFO of CSB and the Bank	2025	223,408	65,000	26,275(2)	314,683
	2024	210,000	52,500	23,486	285,986
Brett A. Gallion, Executive VP, COO, and CIO of CSB and President of the Bank	2025	301,539	85,000	24,830(3)	411,369
	2024	270,000	67,500	21,893	359,393

(1)
Includes $24,500 and $21,563 of qualified plan matching and profit-sharing contributions and $330 and $215 of Group Term Life Insurance for 2025 and 2024.
(2)
Includes $19,404 and $17,594 of qualified plan matching and profit-sharing contributions, and $330 and $215 of Group Term Life Insurance, $2,834 and $2,988 mortgage interest rate reduction of 1%, and $3,707 and $2,689 nonqualified deferred compensation earnings for 2025 and 2024.
(3)
Includes $24,500 and $21,563 of qualified plan matching and profit-sharing contributions and $330 and $330 of Group Term Life Insurance for 2025 and 2024.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Eddie L. Steiner President and CEO	$ -	$ -	$ -	$ -	$ -
Paula J. Meiler Senior VP and CFO	23,842	-	3,707	-	108,690
Brett A. Gallion, Executive VP	-	-	-	-	-

The Deferred Compensation Plan allows eligible officers, Vice President or above, to make an irrevocable election to defer a portion, not to exceed 75% of his or her base compensation prior to December 31 of the preceding year. Interest is calculated and credited quarterly based on the rate of return on the five-year U.S. Treasury. Distributions commence in the event of a participant’s termination, death or total and permanent disability. Account balances may be distributed in a lump sum or if elected in annual installments, not to exceed 10.

PAY VERSUS PERFORMANCE DISCLOSURE

Pay versus Performance Table

The table below provides information about total compensation and compensation paid to our Chief Executive Officer, also known as Principal Executive Officer (PEO), during the fiscal years ended December 31, 2025, 2024, and 2023. Total compensation and compensation actually paid is provided, as an average, for other named executive officers (NEOs). The Company qualifies as a Smaller Reporting Company under SEC rules.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (2)	Value of Fixed $100 Investment Based on Total Shareholder Return	Net Income (dollars in thousands)	Earnings per Share
2025	$467,522	$467,522	$363,026	$363,026	$146	$13,363	$5.07
2024	399,278	399,278	322,689	322,689	106	10,012	3.76
2023	435,673	435,673	314,831	314,831	101	14,756	5.51

(1)
During the fiscal years ending December 31, 2025, 2024, and 2023, Mr. Steiner was the Chief Executive Officer of CSB (PEO); Paula J. Meiler and Brett A. Gallion were the non-PEO named executive officers.
(2)
The Company has no equity awards, pension plans, or other defined benefit programs that result in a recalculation of the compensation disclosed under the Summary Compensation Table (column 1).

REPORT OF THE AUDIT COMMITTEE

The following Audit Committee Report is provided in accordance with the SEC’s rules and regulations. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the Board of Directors of CSB. Management of CSB is responsible for CSB’s reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles. CSB’s auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes.

The Audit Committee has reviewed and discussed with S.R. Snodgrass, P.C. (“Snodgrass”), CSB’s independent registered public accounting firm for the year ended December 31, 2025, the matters required to be discussed by the Statement on Auditing Standards No. 1301, Communications with Audit Committees, as amended. The Audit Committee also has received the written disclosures and the letter from the independent accountants, as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with Snodgrass its independence. Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in CSB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC.

The Audit Committee:

Cheryl M. Kirkbride, Chair

Robert K. Baker

Stephen E. Schillig

PROPOSAL ONE — ELECTION OF DIRECTORS

CSB’s Code of Regulations provides that its business shall be managed by a board of directors of not less than three and not more than twenty-five persons, and that such directors shall be divided into three classes, nearly equal in number as possible, and have set terms of three years. In accordance with CSB’s Regulations, the Board of Directors has currently established the number of directors at six.

The Board of Directors has nominated Robert K. Baker and Vikki G. Briggs to serve until the 2029 Annual Meeting of Shareholders, and until their respective successors are elected and qualified. Mr. Baker and Ms. Briggs are each incumbent directors whose present terms expire at the Annual Meeting.

Assuming that at least a majority of the issued and outstanding common shares are present at the Annual Meeting so that a quorum exists, the two nominees for director of CSB receiving the most votes will be elected. Shareholders have the right to vote cumulatively in the election of directors. In order to exercise the right to vote cumulatively, a shareholder must give written notice to the President, a Vice President or the Secretary of CSB not less than forty-eight hours before the time fixed for the Annual Meeting, and the shareholder’s demand for cumulative voting must be announced at the commencement of the Annual Meeting by or on behalf of the shareholder. If cumulative voting is elected, a shareholder may cast as many votes in the election of directors as the number of directors to be elected, multiplied by the number of shares held. If cumulative voting is exercised, the proxies named in the proxy card will cast the votes they hold as proxy in a manner to elect as many of the Board’s nominees as possible. If one or more of the nominees should, at the time of the Annual Meeting, be unavailable or unable to serve as a director, the common shares represented by proxy will be voted to elect the remaining nominees and any substitute nominees designated by the Board of Directors. As of the date of this proxy statement, the Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

On pages 9 through 11 of this proxy statement is a brief description, as of March 3, 2026, of each nominee for election as a director and of each director whose term will continue after the Annual Meeting, regarding the age, principal occupation or employment, other affiliations, and business experience during at least the last five years for such persons. In addition, the information provides the Nominating Committee’s evaluation regarding re-nomination of each of the director nominees and the key attributes, skills, and qualifications presented by each director nominee and the continuing directors.

The Board of Directors recommends that shareholders vote “FOR” the election of the nominees.

PROPOSAL TWO — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Snodgrass to act as the independent registered public accounting firm to examine the books, records, and accounts of CSB and its subsidiaries for the fiscal year ending December 31, 2026. This appointment is being presented to shareholders for ratification or rejection at the Annual Meeting.

Snodgrass was CSB’s independent registered public accounting firm for the fiscal year ended December 31, 2025, and is considered by the Audit Committee and the Board of Directors to be well qualified. According to NASDAQ and SEC rules and regulations, selection of the Company’s independent registered public accounting firm is the direct responsibility of the Audit Committee. The Board of Directors has determined, however, to seek shareholder ratification of this selection as both good corporate practice and to provide shareholders with an avenue to express their views on this important matter.

If shareholders fail to ratify the appointment, the Audit Committee will seek to understand the reasons for such failure and will consider those views in this and future appointments of CSB’s independent registered public accounting firm. Even if the current selection is ratified by shareholders, the Audit Committee reserves the right to terminate the engagement of Snodgrass and appoint a different independent accounting firm at any time during the year if the Audit Committee determines that such change would be in the best interests of CSB and its shareholders.

Representatives of Snodgrass will be available during the Annual Meeting. Such representatives will have the chance to make a statement if they desire and are expected to respond to appropriate questions.

The Audit Committee and the Board of Directors each recommend a vote "FOR" ratification of the selection of S.R. Snodgrass, P.C. as the independent registered public accounting firm of CSB for the current fiscal year.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Fees for professional services rendered by Snodgrass for fiscal 2025 and 2024 were as follows:

	2025	2024
Audit Fees (1)	$208,875	$182,609
Audit-Related Fees (2)	18,025	16,024
Tax Fees (3)	15,606	14,672
All Other Fees	-	-

(1)
Audit Fees for 2025 and 2024 include fees for audit services associated with the annual audit of the financial statements and internal controls and the reviews of the Company’s quarterly reports on Form 10-Q.
(2)
Audit-related fees generally include fees for the audit of the Company’s employee benefit plan.
(3)
Tax service fees consist of compliance fees for the preparation of original tax returns.

All the above-mentioned services and fees were pre-approved by the Audit Committee. During CSB’s most recent fiscal year ended December 31, 2025, there were no disagreements with Snodgrass on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure.

Audit Committee Procedures for Pre-Approval of Services by the Independent Public Accounting Firm

•
The Audit Committee will annually approve the scope of, and fees payable for, the year-end audit to be performed by CSB’s independent accountants for the next fiscal year.
•
Management may not engage the independent accountants for any services unless the service contracts are approved by the Audit Committee before the engagement.
•
If CSB’s management wishes to engage the independent accountants for any services, CSB’s management will define and present to the Audit Committee specific projects and categories of service, and fee estimates, for which the advance approval of the Audit Committee is required. The Audit Committee will review these requests and determine whether to approve the engagement of the independent accountants for the specific projects and categories of service.
•
Management will report to the Audit Committee about the actual spending for these projects and services, compared to the approved amounts quarterly.
•
The Audit Committee chairperson will report to the Committee at each regularly scheduled meeting the nature and amount of any non-audit services that the Chairperson has approved.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CSB has engaged, and intends to continue to engage, in lending money from the Bank to various directors and officers of CSB and the Bank and their related interests. These loans are made in accordance with applicable law and regulation and in the ordinary course of business on substantially the same terms, including interest rates and collateral, as prevailing at the time for comparable transactions with persons not related to the Bank and do not involve more than a normal risk of collectability or present other unfavorable features.

Director Robert K. Baker’s daughter-in-law was hired as Director of Wealth Management on August 14, 2024. Mr. Baker’s daughter-in-law received a base salary of $207,692 and annual incentive compensation of $41,538. She also participates in programs providing retirement, medical, dental, long-term disability and life insurance benefits to all other employees of CSB. The compensation was established by CSB without the involvement of Director Baker.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2025, none of CSB’s named executive officers or directors were a member of the Board of Directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the SEC.

DELINQUENT SECTION 16(a) REPORTS

The reporting persons are required by the rules of the SEC to report their equity security transactions on a timely basis. Based solely upon a review of Section 16(a) reports for 2025, the Company believes the reporting persons complied with all filing requirements for 2025, except with respect to the reporting of Director Kirkbride for one filing, one transaction of 10 shares that were enrolled in a non-affiliated brokerage Dividend Reinvestment account.

INSIDER TRADING ARRANGEMENTS AND POLICIES

CSB has adopted an insider trading policy that, among other things, prohibits directors, officers, and employees of CSB from (1) trading in CSB common shares if they are in possession of material non-public information about CSB, (2) passing any material non-public information on to any other person, and (3) trading during any CSB implemented blackout.

PROPOSALS BY SHAREHOLDERS FOR 2027 ANNUAL MEETING

In order to be eligible for inclusion in CSB’s proxy materials for the 2027 Annual Meeting of Shareholders, any shareholder’s proposal to take action at such meeting must be received at CSB’s main office at 91 North Clay Street, Millersburg, Ohio 44654, no later than November 15, 2026. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act, as amended.

If a shareholder intends to present a proposal at the 2027 Annual Meeting of Shareholders without including the proposal in the proxy solicitation materials relating to that meeting, and the proposal is not received by CSB prior to February 1, 2027 then the proxies designated by the Board of Directors for the 2027 Annual Meeting of Shareholders may vote the proxies in their discretion on any such proposal without mention of such matter in the proxy solicitation materials or on the proxy card for such meeting.

In addition, the deadline for providing notice to CSB for a shareholder’s intent to solicit proxies in support of director nominees other than CSB’s nominees must be submitted no later than February 25, 2027, pursuant to Rule 14a-19 under the exchange Act.

SHAREHOLDER COMMUNICATION WITH BOARD OF DIRECTORS

Shareholders interested in communicating directly with the Board of Directors may do so by writing to Ms. Peggy L. Conn, Secretary, CSB Bancorp, Inc., 91 North Clay Street, Millersburg, Ohio 44654. The mailing envelope and letter must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board of Directors Communication.”

The Corporate Secretary will review all such correspondence and regularly forward to the Board of Directors a log and summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees of the Board or that the Corporate Secretary otherwise determines requires their attention. Directors may review a log of all correspondence received by CSB addressed to Board of Directors members and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of CSB’s internal audit department and handled in accordance with procedures established by the Audit Committee for such matters.

OTHER BUSINESS

The Board of Directors is not aware of any business to be addressed at the Annual Meeting other than those matters described in this proxy statement. However, if any business other than that set forth in the Notice of Annual Meeting should be properly presented at the Annual Meeting, it is intended that the common shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person voting them.

By order of the Board of Directors,

Eddie L. Steiner
President and Chief Executive Officer

March 16, 2026
Millersburg, Ohio

CSB BANCORP, INC.

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 7:00 PM, Eastern Time, on April 22, 2026

Online
Go to **www.investorvote.com/csbb** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/csbb

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

1. Election of Directors:

	For	Withhold		For	Withhold
01 - Robert K. Baker	☐	☐	02 - Vikki G. Briggs	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

21BV

048JDB

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/csbb

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CSB Bancorp, Inc.

Notice of 2026 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — April 22, 2026

Cheryl M. Kirkbride and Stephen E. Schillig, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of CSB Bancorp, Inc. to be held on April 22, 2026 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors' nominees and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.